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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the use of our report dated February 7, 1997, except with respect to the acquisition of Tamor Corporation and the related financing obtained from General Electric Capital Corporation, as to which the date is February 28, 1997, (and to all references to our Firm) included in or made a part of this registration statement.

Arthur Andersen LLP

Chicago, Illinois
April 25, 1997